EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                              OF THE COMPANY AS OF
                                December 31, 1996

                                                        Percentage of
                                 Jurisdiction of      Voting Securities
Name                              Incorporation        Owned by Company
----                             --------------       -----------------

M.O.C. Resources, Inc.               Nevada                  100%